Exhibit 10.146

JFR

Dr. Jean R. Fuselier, Sr.

1207 Hampshire Lane

Richardson, TX  75808

EXCLUSIVE CONSULTING AGREEMENT

THIS AGREEMENT ("Agreement") is made and entered into at Richardson, Texas this 21st day of May, 2007 by and between Dr. Jean R. Fuselier, Sr., whose primary business address is 1207 Hampshire Lane, Suite 101, Richardson, Texas 75080 (hereinafter referred to as the “Consultant”) and Cord Blood America Inc., a Florida corporation whose primary business address is 9000 W. Sunset Boulevard, Suite 400, Los Angeles, CA  90069 (hereinafter referred to as the "Company").

WITNESSETH:

WHEREAS, the Consultant is in the business of providing consulting services with regard to resolving creditor claims, including debt restructuring and debt reduction; and

WHEREAS, the Company desires to retain the services of the Consultant on the terms and conditions provided in this Agreement; and

WHEREAS, the Consultant, understanding and accepting the terms and conditions set forth herein, desires to render such services on such terms and conditions; and

WHEREAS, this Agreement shall govern the relationship between the parties from and after the date hereof;

NOW, THEREFORE, in consideration of the foregoing and the mutual covenants and agreements contained herein, the parties mutually agree as follows:

1.

 Engagement.  The Company hereby retains Consultant as the Company’s exclusive Consultant for the services described in this Exclusive Consulting Agreement and Consultant agrees to act as a consultant to the Company.  The Company shall advise the Consultant of certain claims of creditors (the “Creditors Claims”) and the confirmed debt of each Creditor Claim (“Confirmed Debt”) for which it requires Consultant’s services.   The Creditor Claims assigned to Consultant shall be identified as set forth in Exhibit “A” attached hereto and made a part hereof for all purposes.  The Consultant, personally, and through delegation to such persons as he deems appropriate, will use its best efforts to negotiate the Creditor Claims and to attempt to effect a reasonable and fair settlement, discharge, or release of Creditor Claims (the “Services”). Consultant has not been engaged to perform, nor will Consultant agree to perform any Services: (a) in connection with capital-raising transactions, or (b) which directly or indirectly promote or maintain a market in the Company’s securities. Consultant will consult with the Company on a regular basis with respect to Creditor Claims assigned to it and prior to presenting any final agreement to a creditor will consult with the Company.

2.

Term.

The initial term (“Initial Term”) of the Consultant’s Services hereunder shall commence on May 21, 2007, and shall continue in accordance with the terms of this Agreement for a period of thirty-six (36) months from the date of commencement, subject to termination as provided in this Agreement.  After the expiration of the Initial Term, this Agreement will be automatically extended for additional and successive six month periods, unless either party gives written notice to the other at any time that such next automatic extension shall not occur, in which event the Consultant’s services shall terminate upon the expiration of the then current extended Term. The terms and conditions then in effect at the end of the Initial Term, or any renewal term, shall control during the succeeding renewal term unless otherwise set forth herein or mutually agreed to in writing.

3.

Representations and Warranties:

(a)

The Company

(i) Organization

The Company is duly organized, validly existing and in good standing under the law of the State of Florida and is qualified to conduct its business as a foreign corporation in each jurisdiction where the failure to be so qualified would have a material adverse effect on the Company.

(ii) Authorization of Agreement, Etc.

The execution, delivery and performance by the Company of this Agreement has been justly authorized by all requisite corporate action by the Company; and the Agreement has been duly executed and delivered by the Company. The Agreement, when executed and delivered by the Company, constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium or other similar laws affecting creditors’ rights an remedies generally, and subject as to enforceability to general principles of equity  (regardless of whether enforcement is sought in a proceedings at law or in equity.)

(b)

Consultant

(i) Organization

The Consultant is an individual, properly licensed to conduct his business as currently conducted, both in the State of Texas, and wherever else his license might be registered under the terms of this agreement.

4.

Events of Default.   The occurrence of any of the following events shall constitute an Event of Default hereunder:

(a)

If the Company fails to make a timely payment for compensation earned by Consultant as it becomes due;

(b)

If the Company shall:

(i)

apply for or consent to the appointment of a receiver, trustee or liquidator of it or any of its property;

(ii)

admit in writing its inability to pay its debts as they mature

(iii)

make a general assignment or trust mortgage for the benefit of creditors;

(iv)

file  a  voluntary  petition  in  bankruptcy, or a petition or an answer seeking  reorganization or any arrangement  with  creditors or to take  advantage of any bankruptcy,  reorganization, insolvency, readjustment of debt,  dissolution or liquidation law or  statute,  or an  answer  admitting  the  material  allegations  of a  petition  filed  against it in any  proceeding  under any such law,  take any  action for the purpose of effecting any of the foregoing;

(c)      If an order,  judgment  or  decree  shall be  entered  against  either party by any court of competent jurisdiction, approving  a petition seeking reorganization of such party, or appointing  a receiver,  trustee or liquidator of the party or of all or a  substantial  portion of its assets,  and the same shall not be dismissed or discharged  within one hundred  eighty (180) days  after notice thereof given by one party to the other; or

(d)      If any judgment,  writ,  warrant of attachment or execution or  similar   process   shall  be  issued  or  levied   against  a  substantial  part  of  the  property  of  a  party,  and  such  judgment,  writ,  or similar  process  shall not be  released,  vacated,  or fully bonded within one hundred eighty (180) days  after its issue or levy; or

(e)

In the event of a change of control of the ownership of the Company by public offering, merger, acquisition or other corporate transaction.

5.

Remedies of Default   In the event of default as outlined in Item #4 above, all consulting services with Company will cease and all outstanding unpaid and unsettled debt and its associated liabilities shall revert to the Company

6.

Compensation--S-8 Stock Shares-- For the services as outlined in this Agreement, Company shall pay to Consultant a monthly fee of $15,000 per month. Said fee may be paid at Company’s option in equivalent shares of registered S-8 Stock.  Said monthly consulting fees shall be paid 7 months in advance with the first 7 month payment due upon the signing of this Agreement.

7.

Continual Involvement of the Consultant.  The Consultant expects to keep the Company informed on the progress of the Consultant’s Services and, in this regard, the Consultant agrees to keep the Company apprised of all material developments in writing at least monthly.  Additionally, the Consultant will provide continuing consulting Services regarding cash flow and debt management, and it will be compensated for such Services in such amount and manner as set forth in this Agreement.

8.

Assignment and Assumption of Liability.  In certain instances, the Consultant may, at its sole discretion, agree to the assignment of and the assumption of liability by a designated affiliate of the Consultant for specific Creditor Claims to be selected by the Consultant.  As consideration for such assumption of liability, the Consultant shall pay to the assignee or its affiliates 60% of the existing credit balance of each Creditor Claim

9.

Registration of Shares.  Upon execution of this Agreement, the Company will register with the Securities & Exchange Commission (“SEC”) sufficient shares under the Securities Act of 1933 to satisfy Consultant’s Compensation, as set forth in Item #6 above, pursuant to a registration statement on Forms SB2, SB2A, S1, S1/A, S3, S3/A, S-8 or other applicable registration statement to be filed with the SEC.

10.

The Company’s Obligations Under this Agreement.

(a)

From the date hereof until the termination of this Agreement, the Company shall:

(i)

pay to the Consultant Compensation as specified above;

(ii)

hold in reserve shares of Restricted Stock equivalent to a dollar amount of $500,000.00, to be utilized to satisfy outstanding obligations with Company’s Creditors assigned to Consultant, upon successful negotiation of such settlement by consultant.

(iii)

provide the Consultant full and complete access to inspect and  appraise its assets and operating location and will disclose and make available to the Consultant or its representatives during regular business hours, all books, agreements, papers and records relating to the financial condition, ownership and operation of the Company as shall be reasonably requested; and

(b)  The Company’s obligations under subsections 11(a) above shall remain in effect on an ongoing basis until the termination of this Agreement.

11.

Indemnification; Advancement of Expenses.

(a)

Indemnification.  The Company agrees to indemnify, defend and hold harmless Consultant, including Consultant’s members, employees, agents and assigns,, from any and all liabilities, obligation, judgments, awards, settlement payments, deficiencies, penalties, fines, costs, expenses (including, without limitation, attorneys’ and other professional fees and costs), losses and other damages of any kind resulting from any “Covered Claim” (as defined below), except to the extent expressly prohibited by applicable law.  For purposes thereof, “Covered Claim” means any suit, arbitration, action, audit, hearing, proceeding, investigation or claim of any kind that may be asserted against or otherwise involve (whether by subpoena, as a witness or otherwise) Consultant relating in any way to:

(i)

Consultant’s services or activities for or Consultant’s duties (contractual, fiduciary or otherwise) to the company or any shareholder thereof, to any direct or indirect subsidiary of the Company, to any benefit plan or participant thereof of to any other person or entity that Consultant may serve at the request of the Company and

(ii)

any untrue or alleged untrue statement of a material fact contained in a registration statement related to the registrable securities, any prospectus related to the registrable securities, including any form of prospectus or in any amendment or supplement hereto or in any preliminary prospectus, or arising out of or relating to any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of any prospectus or form of prospectus or supplement thereto, in light of the circumstances under which they were made) not misleading.

12.

Confidentiality.  Each party to this Agreement recognizes and acknowledges that they may have access to certain confidential and proprietary information of the other party. Neither party shall disclose any such confidential or proprietary information to any person or firm, corporation, association, or other entity for any reason or purpose whatsoever, and shall not use such information, directly or indirectly, without the other party’s prior written consent.    The term "Confidential Information" does not include information which the receiving Party can demonstrate:    (i) Is now or hereafter becomes available in the public domain, to the publishing trade, or within the Internet industry without improper disclosure by the receiving Party; (ii) Is known to the receiving Party at the time of receipt of such information; (iii) Is furnished to the receiving Party by a third party without a violation of this Agreement;  (iv) Is the subject of written permission to disclose provided by the other Party; and (v) Is independently acquired or developed by the receiving Party, its employees, agents, affiliates or advisors.

13.

Binding Agreement.  This Agreement constitutes the entire Agreement and understanding between the parties and shall not be modified, altered, changed or amended in any respect unless in writing and signed by both parties.

14.

Amendment of Agreement.

This Agreement may not be modified or amended except by an instrument in writing signed by the parties hereto.

15.

Severability.  In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, those provisions to the extent enforceable and all other provisions shall nevertheless continue to valid and enforceable as though the invalid or unenforceable parts had not been included in this Agreement.  In the event that any provision relating to the time period or scope of a restriction shall be declared by a court of competent jurisdiction to exceed the maximum time period or scope such court deems reasonable and enforceable, then the time period or scope of the restriction deemed reasonable and enforceable by the court shall become and shall thereafter be the maximum time period or the applicable scope of the restriction.  The Consultant further agrees that such covenants and/or any portion thereof are severable, separate and independent, and should any specific restriction or the application thereof, to any person, firm, corporation, or situation be held to be invalid, that holding shall not affect the remainder of such provisions or covenants.

16.

Notices.   Except as otherwise provided herein, any statement, notice, or other communication that the Company or the Consultant may desire or be required to give to the other shall be deemed sufficiently given or rendered if hand delivered or if sent by registered or certified mail, return receipt requested, or by facsimile transmission, addressed at the addresses hereinafter given or at such other addresses as the other party shall designate from time to time by prior written notice, and such notice shall be effective when the same is received or mailed as herein provided.

COMPANY:

Cord Blood America Inc.

Attn: Matthew Schissler

9000 W. Sunset Boulevard
Suite 400
Los Angeles, CA 90069

With a copy to:

None

CONSULTANT:

Dr. Jean Fuselier

1201 Hampshire Lane, Suite 101

Richardson, TX  75080

With a copy to:

Mark Harris, Esq.

The Harris Law Firm

1207 Hampshire Lane

Suite 100

Richardson, TX  75080

Each party may change its address for receipt of notices under this Agreement from time to time by giving written notice of such change in the manner provided above.

17.

Counterparts.

This Agreement may be executed in several counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

18.

Waiver.  No term or condition of this Agreement shall be deemed to have been waived, nor shall there be an estoppel against the enforcement of any provision of this Agreement, except by written instrument of the party charged with such waiver or estoppel.  Neither the failure nor any delay on the part of either party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence.

19.

Headings.  The headings of Sections and paragraphs herein are included solely for convenience of reference and shall not control the meaning or interpretation of any of the provisions of this Agreement.

20.

Governing Law and Venue. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas.   This Agreement is executed in Dallas County, Texas.  Venue for any action or suit brought hereunder or in connection herewith, or relating hereto, shall lie with the federal and state courts of competent jurisdiction located in Dallas County, Texas.

21.

Contract Terms to be Exclusive.  This Agreement contains the sole and entire agreement between the parties and shall supersede any and all other agreements between the parties. The parties acknowledge and agree that neither of them has made any representation with respect to the subject matter of this Agreement or any other agreement executed between them or any representations inducing the execution and delivery hereof or any other agreement executed between them except such representations as are specifically set forth herein and each of the parties hereto acknowledges that it has relied on its own judgment in entering into the same.  The parties hereto further acknowledge that any statements or representations that may have heretofore been made by either of them to the other are void and of no effect and that neither of them has relied thereon in connection with its dealings with the other.

IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	CONSULTANT:
CORD BLOOD AMERICA INC.	FUSELIER & ASSOCIATES 1, L.P.

BY:	BY:
Matthew Schissler	Dr. Jean Fuselier
CEO	President

EXHIBIT “A”

SCHEDULE OF CREDITORS CLAIMS ASSIGNED TO CONSULTANT

Date	Name of Creditor	Amount Assigned